UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2008

COEUR D’ALENE MINES CORPORATION
(Exact name of Registrant as specified in its charter)

Idaho	1-8641	84-0109423
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

505 Front Avenue,	83814
Coeur d’Alene, Idaho	(Zip Code)
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (208) 667-3511

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers

        Effective December 31, 2008, Coeur d’Alene Mines Corporation (“Coeur” or the “Company”) entered into amended and restated employment agreements with Dennis E. Wheeler, the Company’s Chairman, President and Chief Executive Officer, Mitchell J. Krebs, the Company’s Senior Vice President, Chief Financial Officer and Treasurer, Donald J. Birak, the Company’s Senior Vice President – Exploration and Alan L. Wilder, the Company’s Senior Vice President – Project Development. Each employment agreement was amended and restated primarily to comply with Internal Revenue Code Section 409A. In addition, the amended and restated employment agreements reflect the current base salaries and bonuses which such officers are eligible to receive under the Company’s Annual Incentive Plan and Long-Term Incentive Plan. Copies of such amended and restated employment agreements are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit 10.1	Second Amended and Restated Employment Agreement, between the Registrant and Dennis E. Wheeler, dated as of December 31, 2008.

Exhibit 10.2	Amended and Restated Employment Agreement, between the Registrant and Mitchell J. Krebs, dated as of December 31, 2008.

Exhibit 10.3	Amended and Restated Employment Agreement, between the Registrant and Donald J. Birak, dated as of December 31, 2008.

Exhibit 10.4	Amended and Restated Employment Agreement, between the Registrant and Alan L. Wilder, dated as of December 31, 2008.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COEUR D’ALENE MINES CORPORATION
(Registrant)
Dated: January 6, 2009	By: /s/ Mitchell J. Krebs
Mitchell J. Krebs
Senior Vice President and
Chief Financial Officer